Exhibit 8.1

RESIDENT PARTNERS:

PEGGY P. Y. CHEUNG

PHILLIP GEORGIOU

ASHLEY HOWLETT

JOELLE S. L. LAU

ANITA P. F. LEUNG

CHIANG LING LI

GRAHAM LIM

BENJAMIN MCQUHAE

SCOTT D. PETERMAN

CHRISTOPHER SWIFT

MICHELLE TAYLOR

ROBERT THOMSON

JONES DAY 眾達國際法律事務所 SOLICITORS AND INTERNATIONAL LAWYERS 31ST FLOOR, EDINBURGH TOWER, THE LANDMARK 15 QUEEN’S ROAD CENTRAL, HONG KONG 香港皇后大道中十五號置地廣場公爵大廈三十一樓	TELEPHONE: (852) 2526-6895 FACSIMILE : (852) 2868-5871

REGISTERED FOREIGN LAWYERS:

MICHAEL ARRUDA (California, USA)

HAIFENG HUANG (New York, USA)

CHRISTINE KIM (New York, USA)

JULIAN LIN (California, USA)

MARIA PEDERSEN (New York and District of Columbia, USA)

NON-RESIDENT PARTNER:

SEBASTIEN EVRARD

March 26, 2015

Wowo Limited

Third Floor, Chuangxin Building

No. 18 Xinxi Road, Haidian District, Beijing

People’s Republic of China

Re:                             Wowo Limited initial public offering of 4,500,000 American Depositary Shares each representing 18 ordinary shares, par value US$0.00001 per share

Ladies and Gentlemen:

In connection with the proposed public offering of 4,500,000 American Depository Shares (“ADSs”), each representing 18 ordinary shares, par value US$0.00001 per share (“Ordinary Shares”), of Wowo Limited (the “Company”), as amended (No. 333-201413) (the “Registration Statement”), you have requested our opinion concerning the statements of United States federal income tax law made in the Registration Statement under the caption “Material United States Federal Income Tax Considerations.”

In connection with the opinion expressed herein, we have reviewed the Registration Statement and have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed, without independent investigation or verification of any kind, that all parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, without independent investigation or verification of any kind, the due authorization by all requisite action, corporate or other, and the valid execution and delivery, by such parties of such documents and the validity and binding effect thereof on such parties.

As to any facts material to this opinion which we did not independently establish or verify, we have relied on oral or written statements and representations of officers and other representatives of the Company. We have assumed that any draft of documents reviewed by us would have been executed in substantially the form reviewed by us. Our opinion is conditioned on the initial and continuing accuracy of all the facts, information, analyses, statements, representations and assumptions referred to herein.

ALKHOBAR  •   AMSTERDAM  •  ATLANTA  •  BEIJING  •  BOSTON  •  BRUSSELS  •  CHICAGO  •  CLEVELAND  •  COLUMBUS  •  DALLAS

DUBAI  •  DÜSSELDORF  •   FRANKFURT  •  HONG KONG  •  HOUSTON • IRVINE  •  JEDDAH • LONDON  •  LOS ANGELES

MADRID  •  MEXICO CITY  •  MILAN  •  MOSCOW  •  MUNICH  •  NEW YORK  •  PARIS • PITTSBURGH  •  RIYADH   •  SAN DIEGO

SAN FRANCISCO  •  SAO PAULO  •  SHANGHAI  •  SILICON VALLEY  •  SINGAPORE  •  SYDNEY  •  TAIPEI  •  TOKYO  •  WASHINGTON

Our opinion is based on relevant provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, administrative interpretations and court decisions as in effect on the date of this letter. These authorities are subject to change, which could be retroactive, and we can provide no assurance as to the effect that any change may have on the opinion that we have expressed below. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or a court would not take a contrary position with respect to the conclusion set forth below.

Based on the facts and assumptions and subject to the limitations set forth herein and in the Registration Statement, it is the opinion of Jones Day that the statements contained under the caption “Taxation - Material United States Federal Income Tax Considerations”, insofar as such statements purport to summarize the legal matters referred to therein, present fair summaries of the material United States federal income tax consequences of an investment in the ADSs for United State holders as defined in the Registration Statement under the “Taxation - Material United States Federal Income Tax Considerations” section.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day